UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 31, 2005

BIG 5 SPORTING GOODS CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49850 (Commission File Number)	95-4388794 (IRS Employer Identification No.)

2525 East El Segundo Boulevard,
El Segundo California		90245
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 536-0611
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On August 31, 2005, Big 5 Sporting Goods Corporation (the “Company”) notified Nasdaq’s Listing Qualifications Staff that KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, had informed the Company that KPMG had not yet completed its final review and audit of the Company’s Annual Report on Form 10-K for fiscal 2004 (the “fiscal 2004 Form 10-K”) and that, as a result, the Company was not able to file the fiscal 2004 Form 10-K with the Securities and Exchange Commission by the August 31, 2005 extended deadline provided by the Nasdaq Listing Qualifications Panel (the “Panel”). KPMG is completing its final review and audit of the fiscal 2004 Form 10-K. Based on discussions with KPMG, the Company had expected that this review and audit would be completed in order to permit the filing of such Form 10-K by August 31, 2005. The Company has now been advised by KPMG that it still needs an additional few days for all work associated with the audit to be completed.
     The Company previously announced that the Panel had granted the Company an additional extension to August 31, 2005 to file the fiscal 2004 Form 10-K and that, as part of its decision, the Panel advised the Company that no further requests for an extension to file the fiscal 2004 Form 10-K would be considered. On August 31, 2005, the Company and KPMG advised the Nasdaq Listing Qualifications Hearings Department of the status of the Company’s fiscal 2004 Form 10-K and the Company requested that the Panel grant an additional brief extension of time to allow KPMG to conclude its work and to enable the Company to file its fiscal 2004 Form 10-K. The Company has not received any decision from the Panel in response to its request, and there can be no assurance that the Company’s request will be granted. In the event that the request is not granted, the Company’s shares may be delisted from the Nasdaq National Market. In such event, the Company expects that its shares would trade in the over-the-counter market and the Company would apply for relisting of its shares on the Nasdaq National Market as soon as its SEC filings were current.
Item 8.01. Other Matters.
     The Company issued a press release on August 31, 2005 regarding the matters described in Item 3.01 and receipt of an extension of time to deliver its audited financial statements to the lenders under its financing agreement. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release, dated August 31, 2005, issued by Big 5 Sporting Goods Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION (Registrant)

Date: September 1, 2005

/s/ Steven G. Miller
Steven G. Miller
President and Chief Executive Officer